Registration No. 33-49156



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               TECHNE CORPORATION
                        (Name of issuer in its charter)



     Minnesota                                                41-1427402
(State or other juris-                                     (I.R.S. Employer
diction of incorporation                                 Identification Number)
or organization)



                               Techne Corporation
                            614 McKinley Place N.E.
                          Minneapolis, Minnesota 55413
                                 (612) 379-8854
        (Address and telephone number of principal executive offices and principal place of business)




                                Thomas E. Oland
                                   President
                        Techne Corporation
                            614 McKinley Place N.E.
                          Minneapolis, Minnesota 55413
                                 (612) 379-8854
           (Name, address and telephone number of agent for service)




                                   Copies to:

                            Timothy M. Heaney, Esq.
                            Fredrikson & Byron, P.A.
                      900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402




                  Approximate date of commencement of proposed
                       sale to the public: Sales will not
                                   commence.





The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         This Post-Effective Amendment is being filed to de-register 537,066 shares of Common Stock (the "Shares") of Techne Corporation (the "Registrant") which were registered under a Registration Statement on Form S-3, Registration No. 33-49156 for sale by a selling shareholder. As of the date of this Post-Effective Amendment, the Shares remain unsold and, since the holding period under Rule 144(k) has been met with respect to the Shares, there is no further need to maintain the Registration Statement in effect.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Minneapolis, State of Minnesota, on October 19th, 1995.

                                       TECHNE CORPORATION


                                       By /s/ Thomas E. Oland
                                          Thomas E. Oland, President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                                Date


/s/ Thomas E. Oland      Chairman, President, Chief           October 19, 1995
Thomas E. Oland          Executive Officer and Treasurer
                         (principal executive officer and
                         principal accounting officer)

/s/ Roger C. Lucas       Vice Chairman and Director           October 19, 1995
Roger C. Lucas


/s/ Howard V. O'Connell  Director                             October 19, 1995
Howard V. O'Connell


/s/ G. Arthur Herbert    Director                             October 19, 1995
G. Arthur Herbert


/s/ Randolph C. Steer    Director                             October 19, 1995
Randolph C. Steer, M.D.


/s/ Lowell E. Sears      Director                             October 19, 1995
Lowell E. Sears